THE RIGHT TO HOLD THIS RECEIPT AND TO DIRECT THE VOTING OF AND TO RECEIVE DISTRIBUTIONS WITH RESPECT TO, THE SHARES OF NIPPON TELEGRAPH AND TELEPHONE CORPORATION UNDERLYING THE AMERICAN DEPOSITARY SHARES EVIDENCED BY THIS RECEIPT IS SUBJECT TO NON-JAPANESE OWNERSHIP RESTRICTIONS UNDER APPLICABLE JAPANESE LAW, AS DESCRIBED IN PARAGRAPHS (6) AND (12) BELOW.  ONLY WHOLE SHARES MAY BE WITHDRAWN.

______	No. of ADSs:
Number
________________
Each ADS represents
1/200th of one Share

CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

COMMON STOCK

of

NIPPON TELEGRAPH AND TELEPHONE CORPORATION

(Incorporated under the
laws of Japan)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States, as depositary hereunder (the "Depositary"), hereby certifies that   is the registered owner (a "Holder") of   American Depositary Shares ("ADSs"), each (subject to paragraph (13)) representing 1/200th of one share of Common Stock (including the rights to receive Shares described in paragraph (1), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of NIPPON TELEGRAPH AND TELEPHONE CORPORATION, a corporation organized under the laws of Japan (the "Company"), deposited with a Custodian appointed under the Deposit Agreement, as Custodian (subject to paragraph (15), the "Custodian"), under the Deposit Agreement dated as of July 8, 1994 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR becomes a party thereto. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York. It is understood that notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Shares and other Deposited Securities, and the duties and obligations of the Company in respect of such holders, shall be governed by the laws of Japan.

(1) Issuance of ADRs. This ADR is one of the ADRs issued under the Deposit Agreement. Subject to paragraph (4), the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit with the Custodian of whole Shares in form satisfactory to the Custodian. The Depositary, at its option, may so issue ADRs for such delivery against such deposit or rights to receive whole Shares (until such Shares are actually deposited pursuant to the preceding sentence, "Pre-released ADRs") only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute "Deposited Securities"), (ii) each recipient of Pre-released ADRs agrees in writing with the Depositary that such recipient (A) owns such Shares, (B) assigns all beneficial right, title and interest therein to the Depositary, (C) holds such Shares for the account of the Depositary and (D) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor and (iii) all Pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by Pre-released ADRs), except to the extent that the Depositary (in its sole discretion) determines that unusual market conditions require the issuance of Pre-released ADRs in addition to 20% of all such ADSs. Any provision in the Deposit Agreement or this ADR to the contrary notwithstanding, the Depositary shall indemnify and hold harmless the Company and the Custodian for any loss, damage, liability or expense resulting from the issuance of Pre-released ADRs. The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that such Shares are owned by a non-resident of Japan for purposes of the Foreign Exchange and Foreign Trade Law of Japan, that the person making such deposit is duly authorized so to do and that such Shares are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of ADRs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with such Act. No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary (including, without limitation, any certificates of or on behalf of a person depositing Shares) believed by the Depositary to be genuine that it is owned by a non-resident of Japan for purposes of the Foreign Exchange and Foreign Trade Law of Japan. Upon written notification from the Company that any particular deposit of Shares or deposits of Shares generally are likely (in the sole discretion of the Company) to exceed the Foreign Ownership Limitation (as defined in paragraph (6)), the Depositary may, and shall in accordance with written directions from the Company, refuse to accept new deposits of shares for such period as the Company may so direct.

(2) Withdrawal of Deposited Securities. Subject to paragraphs (4) and (5), upon surrender of this ADR in form satisfactory to the Depositary at the Transfer Office, the Holder hereof is entitled to delivery at the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR, provided that the Depositary will effect the delivery to such Holder of only that portion of Shares (and any other Deposited Securities relating to such Shares) comprising a whole Share or an integral multiple thereof. If this ADR evidences ADSs representing at least one whole Share and also representing a fraction of a Share, in lieu of delivering any fraction of a Share upon such surrender, the Depositary will deliver at the Transfer Office to a Holder so surrendering any such ADR a new ADR evidencing ADSs representing such fractional interest in a Share. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instruction may be amended from time to time) under the Securities Act of 1933.

(3) Transfers of ADRs. The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it or requested by the Company.

(4) Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement (including, without limitations, such regulations that provide that, under specified circumstances, deposited Shares must be registered in the name of the Depositary or its nominee prior to the issuance of ADRs with respect thereto). The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary or the Company for any reason.

(5) Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. The Depositary shall forward to the Company such information from the Depositary's records as the Company may reasonably request in connection with any such withholding as will enable the Company to file any reports it deems advisable with the appropriate governmental agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Holders.

(6) Restrictions on Ownership. (a) NTT Law. Under the NTT Law (The Law Concerning Nippon Telegraph and Telephone Corporation, Etc.) (the "NTT Law") the aggregate amount of the Company's voting rights which may be owned by (i) any person who does not have Japanese nationality, (ii) any non-Japanese government or any of its representatives, (iii) any non-Japanese juridical person or association and (iv) any juridical person or association (A) which owns 10% or more of the Company's voting rights and (B) 10% or more of the voting rights of which are owned by the persons or bodies listed in (i) through (iii) above (the proportion of the Company's voting rights held by each person or association described in this clause (iv) is calculated by multiplying the proportion of such voting rights determined in accordance with clause (A) by the aggregate of the applicable voting rights of such person or association determined in accordance with clause (B)), must be less than one-third of the Company's total voting rights (such limitation, the "Foreign Ownership Limitation"). The persons or entities described in clause (i) through (iv) of the foregoing sentence are referred to herein as "Foreign Persons". Shares owned by Foreign Persons are referred to herein as "Foreign Owned Shares". Under the NTT Law, the Company is prohibited from registering Foreign Owned Shares in excess of the Foreign Ownership Limitation. (b) Application to ADRs. All Deposited Securities consisting of Shares shall be deemed Foreign Owned Shares. Each Holder agrees that its ownership of this ADR or any portion of the ADSs evidenced hereby is subject to the Foreign Ownership Limitation and the procedures set forth in this paragraph (6) for the enforcement thereof (including, without limitation, the cancellation of such ADSs and the forfeiture of transfer rights, the rights to give voting instructions and the right to receive dividends in respect thereof) and that the Company's interpretation of the Foreign Ownership Limitation and such procedures shall be conclusive and binding on such Holder. Each Holder acknowledges that, under applicable Japanese law, notwithstanding possession by such Holder or other person of a certificate evidencing a Share or the deposit in respect of this ADR by such Holder or other person of a Share and the issuance of this ADR, unless such Share is registered in the Company's Share register in its name or in the name of the Depositary or its nominee, as the case may be, such Holder will not be entitled to assert any rights as a Shareholder against the Company, including, without limitation, any right to vote such Share or to receive dividends in respect thereof, nor be entitled to exercise such rights through the Depositary. Each Holder further acknowledges that the Company effects registration of transfer of Shares on its Share register in accordance with its customary practice, and accordingly, the timing with respect to the presentation for registration of deposited Shares by the Custodian may be affected by how frequently the Company effects such registration at any time. The Custodian will present deposited Shares for registration of transfer in accordance with the Deposit Agreement. (c) Procedures. Whenever the Company pursuant to the NTT Law declines to register particular Shares presented by the Custodian for registration in the name of the Depositary or its nominee on its Share register on the basis that such registration would cause such Shares to exceed (when aggregated with all Foreign-Owned Shares) the Foreign Ownership Limitation and notifies the Depositary in writing of such refusal, the Depositary agrees to use its best reasonable efforts to (i) determine the Holder of the ADRs evidencing the ADSs representing such Shares, (ii) stop transfer of such ADRs and disregard any voting instructions in respect thereof, (iii) notify such Holder that such ADRs may not be transferred or voted, that such Shares will be delivered to such Holder at the office of the Custodian or, at the discretion of the Depositary and to the extent practicable, will be sold by the Depositary on behalf of such Holder in accordance with this paragraph (6) and that such ADRs will be canceled, (iv) so deliver such Shares, or at its discretion and to the extent practicable, sell (by public or private means) such Shares and distribute to such Holder the net proceeds of such sale as in the case of a cash distribution on Deposited Securities pursuant to paragraph (10) and (v) cancel such ADRs. To the extent that the Depositary determines that it is not practicable to determine the Holder of the ADRs evidencing the ADSs representing such Shares or to implement any of the other procedures described in the foregoing sentence with respect to such Holder, the Depositary agrees, on behalf of all Holders, to use its best reasonable efforts to (i) purchase ADRs in an amount equal to the number of ADRs evidencing ADSs representing such Shares; (ii) sell (by public or private means) such Shares and (iii) cancel such ADRs. The Depositary may deduct any charge, fee or expense arising from or relating to such purchase (including the purchase price of such ADRs), sale and cancellation from the net proceeds of such sale, the Holders remaining liable for any deficiency. The Depositary may deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holders any part or all of Deposited Securities, and may apply such deduction or the proceeds of any such sale in payment of such deficiency, and shall proportionately reduce the number of ADS evidenced by ADRs then issued and outstanding to reflect any such sale of shares.

(7) Charges of Depositary. The Depositary may charge each person to whom ADRs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), and each person surrendering ADRs for withdrawal of Deposited Securities, up to U.S. $5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency). These charges may be changed in the manner indicated in paragraph (16).

(8) Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian (as agent of the Depositary or its nominee) as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. At the request of the Company, the Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to periodic reporting requirements under the Securities Exchange Act of 1934, and accordingly files certain reports (and agrees to file all required reports) with the Securities and Exchange Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at 100 F. Street N.E., Washington, D.C. 20549. Such reports and other information shall be in English to the extent required under the Securities Exchange Act of 1934.

(9) Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

JPMORGAN CHASE BANK, N.A., as Depositary

By:	/s/
Authorized Officer

The Depositary's office is located at 4 New York Plaza, New York, New York 10004.

[FORM OF REVERSE OF RECEIPT]

(10) Distributions on Deposited Securities. Subject to paragraphs (4) and (5), to the extent practicable, the Depositary will distribute the following by mail to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs: (a) Cash: Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) ("Cash"), will be distributed on an averaged or other practicable basis, subject to appropriate adjustments for (i) taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner and (5) following procedures relating to the Foreign Ownership Limitation described in paragraph (6). (b) Shares. (i) Any whole Shares available to the Depositary resulting from a dividend or free distribution (in the form of a split-up or otherwise) on Deposited Securities consisting of Shares (a "Share Distribution"), will be distributed in the form of additional ADRs evidencing whole ADSs. (ii) U.S. dollars available to the Depositary resulting from the net proceeds of sales of Shares (including any fraction thereof) received in a Share Distribution, which Shares would give rise to fractional ADSs to a particular Holder or beneficial owner if additional ADRs were issued therefore, will be distributed proportionately to such Holders or beneficial owners as in the case of Cash distributions described in clause (a) above. To the extent that any Share Distribution includes a distribution to the Depositary of a fractional Share, the Depositary shall sell such fractional Shares to the Company in accordance with applicable provisions of the Japanese Commercial Code or other applicable Japanese law. (c) Rights. (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), will be distributed to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, the Depositary will distribute any U.S. dollars available to it from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, the Depositary will distribute nothing (and any Rights may lapse). To the extent the Depositary receives a fractional Share in respect of any Right, the provisions of the last sentence of paragraph 10(b) shall apply thereto. (d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), will be distributed by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, the Depositary will distribute any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. U.S. dollars available to the Depositary pursuant to this paragraph (10) will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions).

(11) Record Dates. The Depositary may, after consultation with the Company, if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.

(12) Voting of Deposited Securities. As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials in English, (b) that, subject to paragraph (6), each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given, including deemed instructions in accordance with the last sentence of this paragraph. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, subject to paragraph (6), the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions. In voting or causing to vote the Deposited Securities, to the extent that the Depositary receives instructions with respect to a fractional interest in a Share (which, together with other such interests with respect to which similar instructions are received, cannot be aggregated into a whole Share), the Depositary shall round down the number of Shares to be voted pursuant to such instructions to the nearest whole Share. The Depositary will vote or cause to be voted any such fractional interest in a Share as if no instructions from a Holder were received with respect to such fractional interest. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities. To the extent such instructions are not so received by the Depositary from any Holder, subject to paragraph (6), the Depositary shall deem such Holder to have instructed the Depositary to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in favor of any proposals or recommendations of the Company, and the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted such Deposited Securities in accordance with such deemed instructions.

(13) Changes Affecting Deposited Securities. Subject to paragraphs (4) and (5), the Depositary may, in its discretion, amend this ADR after consultation with the Company, or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

(14) Exoneration. The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if law, regulation, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; or (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary, the Company, their agents and each of them may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company against losses incurred by the Company to the extent such losses are due to the negligence or bad faith of the Depositary or its agents. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

(15) Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary; such resignation or removal shall take effect upon the appointment of and acceptance by a successor depositary. The Depositary may appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(16) Amendment. Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than those listed in clauses (i) through (iv) of paragraph (7), namely stock transfer or other taxes and other governmental charges, cable, telex and facsimile transmission and delivery charges, transfer or registration fees, and expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of such 30 days shall be deemed by holding such ADR to consent and agree to such amendment and to be bound by the Deposit Agreement or the ADR as amended thereby.

(17) Termination. The Depositary shall at the written direction of the Company terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement upon the notice set forth in the preceding sentence, at any time after 90 days after the Depositary shall have resigned if no successor depositary shall have been appointed and accepted its appointment within such 90 days. After the date so fixed for termination, the Depositary and its agent will perform no further acts under the Deposit Agreement and this ADR, except to advise Holders of such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell (by public or private means) the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and its agents.

(18) Reporting of Substantial Shareholdings. The Securities and Exchange Law of Japan, as in effect at the date of the Deposit Agreement, requires any person who has become, beneficially and solely or jointly, a holder of more than 5% of the total issued shares (including shares represented by ADSs evidenced by ADRs) of a company listed on any Japanese stock exchange, including the Company, to file with a local financial bureau of the Ministry of Finance of Japan within five business days a report concerning such shareholdings. Such local financial bureau is authorized to review such filing. A similar report must also be made in respect of any subsequent change of 1% or more in any such holding. For this purpose, shares issuable to such person upon conversion of convertible securities or exercise of share subscription warrants are taken into account in determining both the number of shares held by such holder and the issuer's total issued share capital. Copies of each such report must also be furnished to the issuer of such shares and all Japanese stock exchanges on which the shares are listed.